UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENESIS HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENESIS HEALTHCARE, INC.

101 East State Street

Kennett Square, PA 19348

IMPORTANT NOTICE REGARDING 2020 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Change of Location relates to the proxy statement of Genesis Healthcare, Inc. (the “Company”), dated April 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 3, 2020.  This supplement to the proxy statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 15, 2020.  The Notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

In light of the public health concerns regarding the COVID-19 pandemic, including federal, state, and local restrictions on in-person gatherings, NOTICE IS HEREBY GIVEN that the Board has determined to change the location of the Annual Meeting from an in-person meeting to a virtual-only meeting.  As previously announced, the Annual Meeting will be held on Wednesday, June 3, 2020, at 8:30 a.m. Eastern Time.  However, the Annual Meeting will no longer be held at our offices located at 101 East State Street, Kennett Square, Pennsylvania 19348, but rather will be held virtually, with attendance via the Internet.  You will not be able to attend the Annual Meeting in person.

As described in the proxy statement made available in connection with the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on April 6, 2020, the record date designated by the Board for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/GEN2020 using the 16-digit control number that is located on your proxy card, voting instruction form or Important Notice Regarding the Availability of Proxy Materials.  The Annual Meeting will begin promptly at 8:30 a.m. Eastern Time.  Online check-in will begin at 8:15 a.m. Eastern Time.

We urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.  You may also vote during the Annual Meeting by following the instructions on the meeting website.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.  If you have already voted, no additional action is required.

On behalf of the Board, management and employees, thank you for your continued support.

By Order of the Board of Directors,

Michael Sherman

Secretary

Kennett Square, PA
May 15, 2020